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                                                                   Exhibit 23(i)
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                                                                     FILE NUMBER
                                                                          880151


                                 July 31, 2000

LM Institutional Fund Advisors I, Inc.
100 Light Street
Baltimore, Maryland 21202

          Re:  Registration Statement on Form N-1A:
               1933 Act File No.: 33-34929
               1940 Act File No.: 811-06110
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Ladies and Gentlemen:

          We have served as Maryland counsel to LM Institutional Fund Advisors I, Inc., a Maryland corporation registered under the Investment Company Act of 1940 (the "1940 Act") as an open-end series management investment company (the "Company"). This opinion is given in connection with the filing by the Company of its Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A (the "Post-Effective Amendment") under the Securities Act of 1933, as amended (the "1933 Act"), and its Amendment No. 24 to the Registration Statement ("Amendment No. 24" and, together with the Post-Effective Amendment, the "Amendments") under the 1940 Act, relating to the registration of an indefinite number of shares of Common Stock, $.001 par value per share, of the Company, classified as shares of the Western Asset Inflation Indexed Bond Portfolio, a series portfolio of the Company (the "Shares").

          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):
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          1.   The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

          2. The Bylaws of the Company, certified as of the date hereof by the Secretary of the Company;

          3. Resolutions adopted by the Board of Directors of the Company relating to the sale and issuance of the Shares, certified as of the date hereof by the Secretary of the Company;

          4. A certificate, dated the date hereof, of the SDAT as to the good standing of the Company; and

          5. The Amendments, including the form of prospectus included therein (the "Prospectus"), substantially in the form to become effective, certified as of the date hereof by the Secretary of the Company.

          In expressing the opinion set forth below, we have assumed the following:

          1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

          3. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no modifications of or amendments to the Documents, and there has been no waiver of any of the provisions of the Documents, by action or conduct of the parties or otherwise.

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          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the Shares to be offered for sale pursuant to the Prospectus (assuming that upon any issuance of Shares the total number of Shares issued and outstanding will not exceed the total number of Shares that the Company is then authorized to issue under the Charter) are duly authorized and, when sold, issued and paid for as described in the Prospectus, will have been validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          This opinion is being furnished to you for your submission to the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                        Very truly yours,


                                        Ballard Spahr Andrews & Ingersoll, LLP

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